Exhibit 10.2

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 AND ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST.  COPIES OF THIS EXHIBIT CONTAINING THE OMITTED INFORMATION HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED WITH A [***].

Exhibit C

LETTER OF INTENT

This Letter of Intent (“LOI”) is made and entered into as of 14 June 2010 (the “Effective Date”) by and between Novartis Vaccines and Diagnostics, Inc., a Delaware corporation, with offices at 4560 Horton Street, Emeryville, CA 94608, together with its affiliates (“Novartis Diagnostics”), and Accelr8 Technology Corporation, a company incorporated in Colorado, with offices located at 7000 North Broadway, Building 3-307, Denver, Colorado 80221 (“Accelr8”); jointly as the “Parties” and individually as a “Party.”

WHEREAS Novartis Diagnostics is engaged in the business of developing, manufacturing, and commercializing diagnostic products;

WHEREAS Accelr8 is engaged in the business of discovering, validating and developing quantitative bacterial diagnostics systems that can be used directly by healthcare professionals;

WHEREAS the Parties seek to enter into a potential business collaboration between the Parties using Novartis Diagnostics’ development and commercialization resources and Accelr8’s BACcel™ technology;

WHEREAS it is the desire of the Parties to identify ways to significantly accelerate the evaluation, development, and feasibility testing of Accelr8’s BACcel™ technology with the goal of having the first human diagnostic product ready for commercialization no later than 2012;

NOW THEREFORE, Novartis Diagnostics and Accelr8 agree as follows:

CLAUSE 1 – NEGOTIATION OF BUSINESS AGREEMENT

The Parties have or will shortly conduct a research evaluation under an Evaluation Agreement currently under negotiation.  The Parties also commenced initial discussions regarding further research and joint business structures.  The Parties now wish to establish the scope, intent and potential to formalize a business relationship.

Pursuant to the terms of this LOI, the Parties will continue good faith negotiations with the intent to agree on business terms for a formal business relationship and definitive agreement within one hundred and sixty (160) days from the Effective Date set forth above.

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The intent of the Parties is to structure a business relationship that will use the respective design, development, commercialization and support strengths of each of the Parties.

This LOI is an expression of interest of the Parties.  No portion of this LOI shall be construed as a commitment or binding obligation of either of the Parties to enter into a further agreement of any kind.

This LOI is not intended to grant, and shall not grant, either Party a license in or to any intellectual property of the other Party.

CLAUSE 2 – FIELD/INITIAL AREAS OF INTEREST

The term “Field”, as used in this LOI, is defined as the use of bacterial and fungal pathogens from a range of organisms covering human infectious diseases, the Accelr8 BACcel™ platform system and directly related technologies (antibiotic resistance testing) owned or controlled by Accelr8 for screening and detection of disease in humans for the purposes of diagnosis, prediction, monitoring, and treatment selection.

The “Initial Areas of Interest” is defined as methods for the detection, identification, classification and quantification in humans of infectious disease states (including without limitation assays and instrument systems to detect, identify and quantify certain bacterial and or fungal infections in sputum or other human specimens).

Initial Areas of Interest specifically includes infectious diseases, typically represented by hospital acquired infections.

CLAUSE 3 – EXCLUSIVITY AND REMUNERATION

Accelr8 grants to Novartis Diagnostics the exclusive right to evaluate and negotiate a license to Accelr8 Intellectual Property (defined below) and/or other strategic agreement with Accelr8 for commercializing Accelr8 Intellectual Property, beginning on the Effective Date of this Agreement and continuing for a period of [***] consecutive calendar months after the submission of the Research Results in the final research report (the “Exclusive License Period”).  This exclusivity obligation shall extend to any rights in the Field held by Accelr8 in or to intellectual property arising out of work performed by Accerl8 or sponsored by Accelr8 but performed by third parties, including without limitation, work performed at Washington University in St. Louis (“WUSTL”) School of Medicine and/or with the Denver Health and Hospital Authority (“DHHA”) as that work is directly related to the Field (collectively, “Accelr8 Intellectual Property”).  At any time during the Exclusive License Period, the Parties may, by amendment to this LOI, include or exclude any area of interest from the Field.  The Parties agree to meet, or discuss, on a monthly basis, possible areas of interest for inclusion or exclusion from the Field.

During the Exclusive License Period Accelr8 shall negotiate with Novartis V&D in good faith regarding a definitive agreement with respect to such Accelr8 Intellectual Property.  Accelr8 guarantees the right of Novartis V&D during the term of this LOI to offer a strategic relationship for Accelr8 Intellectual Property, regardless of any offers made to Accelr8 by any third party.

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Except to the extent necessary to conduct day-to-day business and product development during the Exclusive License Period, Accelr8 will not, directly or indirectly, and will cause its affiliates and its and their respective directors, officers, employees, members, managers, agents, advisors and representatives not to provide to third parties non-public information relating to or in connection with the Field. Such day-to-day business and product development activities will not encumber the property rights owned or controlled by Accelr8 primarily used in the Field.

In consideration of Accelr8’s grant to Novartis Diagnostics of the exclusive rights described above, Novartis Diagnostics shall compensate Accelr8 in an amount not to exceed [***] payable on a monthly basis at [***] per month for a maximum duration of five months.  Novartis Diagnostics shall make its first monthly payment of [***] within fifteen (15) days from the Effective Date (the “Initial Payment”).  Upon written mutual agreement of the Parties, Novartis Diagnostics shall have the right to extend the Exclusive License Period by up to three additional thirty (30) day periods upon notice and payment to Accelr8 of [***] for each such period (collectively, the “Additional Payments” and together with the Initial Payment and monthly compensation thereafter, the “Exclusivity Payments”).  The Exclusivity Payments, if any, shall be fully creditable against any license fee, development milestone or other payments to be made by Novartis Diagnostics to Accelr8 at any point in the future, excepting a court judgment of damages.

CLAUSE 4 – TYPE OF COLLABORATION

The Parties intend to investigate, evaluate and determine the optimal operational framework, proposed roles and responsibilities, and deal economics.  They acknowledge that their respective commercial objectives regarding this opportunity must be accessed for both synergies and conflicts.  For instance, Accelr8 brings specific abilities in the areas of instrument system development, related technology, and method of use of intellectual property.  Novartis Diagnostics brings specific abilities in the area of product development, regulatory approval, and commercial sales.

Although the terms of a definitive agreement are to be determined, the Parties recognize that an advantageous business relationship could comprise a research, development and commercialization agreement for the Field.  Potential business structures may include a development and commercialization agreement as well as the establishment of a separate legal entity in which both Parties could hold equity interest.

CLAUSE 5 – CONFIDENTIALITY

During the course of discussion, Novartis Diagnostics and Accelr8 will each disclose confidential and/or proprietary information, including but not limited to each Party’s proprietary materials and technologies, economic information, business or research strategies, trade secrets and material embodiments thereof (each Party’s “Confidential Information”), to the other.

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For a period of seven (7) years following the Effective Date, the recipient shall, and shall cause its affiliates and its and their respective directors, officers, employees, members, managers, agents, advisors and representatives to, maintain the disclosing Party’s Confidential Information in confidence.  The recipient shall use the disclosing Party’s Confidential Information solely for its evaluation of research and business discussions as provided in this LOI.

The existence and contents of this LOI are subject to the restrictions on disclosure and use set forth in this Clause 5.

The recipient’s obligations of confidentiality and non-use shall not apply to any information that: (i) is shown by contemporaneous documentation of the recipient to have been in its rightful possession prior to receipt from the disclosing Party; (ii) is or becomes, through no fault of the recipient, publicly known; (iii) is furnished to the recipient by a third party without breach of a duty to the disclosing Party; (iv) is independently developed by the recipient without access to the disclosing Party’s Confidential Information; or (v) such disclosure is required by applicable law, provided that the disclosing Party has received advance notice of the proposed disclosure by the recipient.

Neither Party shall disclose to the other Party any confidential information obtained from a third party on a confidential basis unless the disclosing Party has obtained written permission from such third party to do so, or the information is in the public domain.

The receiving Party may, after written notice and consultation with the disclosing Party, make disclosures to the extent such disclosures are required by law or the requirements of any securities exchange on which the Party’s securities are traded.

The Parties acknowledge that neither the disclosing Party, nor any of its respective employees, directors, officers, attorneys, representatives, agents, affiliates or advisors makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information.  The Parties agree that neither the disclosing Party, nor any of their respective employees, directors, officers, representatives, stockholders, agents, affiliates or advisors shall have any liability relating to or resulting from the use of the Confidential Information, except to the extent as may be agreed in any definitive agreement between the Parties.

In the event that a receiving Party is required by applicable law, regulation or legal process to disclose any of the confidential Information or other derivative information, the receiving Party agrees (to the extent permitted by law) to notify the disclosing Party so that disclosing Party may seek a protective order or other appropriate remedy or, in its sole discretion waive compliance with the terms of this Clause 5.  In the event that no such protective order or other remedy is obtained, or that the disclosing Party waives compliance with the terms of this Clause 5, the receiving Party agrees to furnish only that portion of the Confidential Information or such other information which is legally required to be disclosed and to exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

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It is understood and agreed that monetary damages would not be an adequate remedy for any breach of this Clause 5 and that disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be deemed to be the exclusive remedies for a breach but shall be in addition to all other remedies available.  The rights of each Party under this Clause 5: (i) may be exercised as often as necessary; (ii) are cumulative and not exclusive of rights or remedies provided by law; and (iii) may be waived only in writing and specifically.  Delay in exercising or non-exercise of any such right is not a waiver of that right.

Nothing in this Clause 5 shall prevent the Parties from disclosing Confidential Information to any affiliate or advisor who has a need to know to facilitate either Party’s negotiation and evaluation of the relationship contemplated under this LOI and is subject to at least as protective of confidentiality obligations as contained herein.

CLAUSE 6 – BINDING EFFECT

With the exception of Clause 3 and Clause 5, this LOI is legally binding on the Parties only to negotiate in good faith towards entering into a definitive agreement based on the terms under discussion, but does not contain a legally binding obligation to proceed with or to consummate an agreement, which will only arise, if at all, upon the negotiation, execution and delivery of a definitive agreement.  Notwithstanding the above, Clause 3 – Exclusivity and Remuneration, and Clause 5 – Confidentiality are binding on the Parties, subject to the terms set forth therein.

This LOI may be terminated for material breach by the non-breaching Party.  In the case of breach of Clause 3 or Clause 5 of this LOI by Accelr8, all Exclusivity Payments shall be refunded to Novartis Diagnostics within thirty (30) days of termination by Novartis Diagnostics.  Clause 5 shall survive any termination or expiration of this LOI.

This LOI shall be governed in all respects by the laws of the State of California and the Parties hereby submit to the venue and jurisdiction of any state or federal court located in California.

CLAUSE 7 – CONCLUSION

The Parties execute this LOI as of the Effective Date indicated above to express their willingness to continue discussions during the Exclusive License Period as described above.

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NOVARTIS VACCINES AND DIAGNOSTICS, INC. By: _____________________________________________________________ Ethan Knowlden VP Business Development & Licensing/Corporate Counsel	ACCELR8 TECHNOLOGY CORPORATION By: ______________________________________________________________ David Howson President

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